DANYA INTERNATIONAL, INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Table of Contents

aronson LLC
ASSURANCE | TAX | CONSULTING

805 King Farm Boulevard
Suite 300
Rockville, Maryland 20850

301.231.6200
301.231.7630
www.aronsonllc.com
info@aronsonllc.com

Independent Auditor's Report

Board of Directors
Danya International, Inc.
Silver Spring, Maryland

We have audited the accompanying consolidated financial statements of **Danya International, Inc. and Subsidiaries**, which comprise the Consolidated Balance Sheets as of December 31, 2015 and 2014, and the related Consolidated Statements of Income, Equity and Cash Flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of **Danya International, Inc. and Subsidiaries** as of December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Aronson LLC

Rockville, Maryland
February 24, 2016

Praxity MEMBER GLOBAL ALLIANCE OF INDEPENDENT FIRMS

Certified Public Accountants & Management Consultants

805 King Farm Boulevard | Suite 300 | Rockville, Maryland 20850 | 301.231.6200 | 301.231.7630 | www.aronsonllc.com | info@aronsonllc.com

December 31,	**2015**	2014
Assets		
Current assets		
Cash and cash equivalents	**$ 322,119**	$ 395,762
Accounts receivable - contracts	**9,723,333**	8,600,461
Due from stockholders	**168,800**	293,783
Prepaid expenses and other current assets	**374,999**	602,183
Total current assets	**10,589,251**	9,892,189
Property and equipment, net	**494,622**	856,611
Other assets	**285,779**	291,808
Total assets	**$ 11,369,652**	$ 11,040,608

	2015	2014
Liabilities and Equity		
Current liabilities		
Note payable - line of credit	$ 1,759,436	$ 889,440
Accounts payable and accrued expenses	3,249,534	2,718,305
Accrued salaries and related liabilities	1,107,402	1,090,289
Current portion of deferred rent	-	183,565
Total current liabilities	6,116,372	4,881,599
Long term liabilities		
Deferred rent, net of current portion	-	11,821
Total liabilities	6,116,372	4,893,420
Commitments and contingencies		
Equity		
Common stock - $.01 par value. 1,000,000 shares authorized, 709,350 shares issued and outstanding as of December 31, 2015 and 2014	7,094	7,094
Additional paid-in capital	479,196	477,463
Retained earnings	4,763,672	5,660,426
Total Danya International, Inc. stockholders' equity	5,249,962	6,144,983
Noncontrolling interest	3,318	2,205
Total equity	5,253,280	6,147,188
Total liabilities and equity	$ 11,369,652	$ 11,040,608

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Danya International, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31,	2015		2014	
	Amount	**Percent**	Amount	Percent
Revenue				
Contract revenue - government	**$ 45,564,641**	**96.8 %**	$ 54,530,915	91.8 %
Contract revenue - commercial	**1,484,819**	**3.2**	4,767,588	8.0
Federal grants	**-**	**-**	121,603	0.2
Total revenue	**47,049,460**	**100.0**	59,420,106	100.0
Direct costs				
Direct labor	**8,282,507**	**17.6**	9,735,734	16.4
Subcontractors and consultants	**15,122,085**	**32.1**	20,011,711	33.7
Travel	**5,922,589**	**12.6**	7,657,268	12.9
Other direct costs	**1,328,201**	**2.8**	1,653,214	2.8
Total direct costs	**30,655,382**	**65.2**	39,057,927	65.7
Gross margin on revenue	**16,394,078**	**34.8**	20,362,179	34.3
Indirect costs	**11,370,925**	**24.2**	16,621,912	28.0
Income from operations	**5,023,153**	**10.6**	3,740,267	6.3
Other (expense) income				
Interest income	**3,303**	-	10,689	-
Other income	**2,003**	-	1,255	-
Interest expense	**(154)**	-	(2,323)	-
Loss on disposal of property and equipment	**(73,947)**	**(0.2)**	-	-
Total other (expense) income	**(68,795)**	**(0.1)**	9,621	-
Net income	**4,954,358**	**10.5**	3,749,888	6.3
Net income attributable to noncontrolling interest	**1,113**	-	308	-
Net income attributable to Danya International, Inc.	**$ 4,953,245**	**10.5 %**	$ 3,749,580	6.3 %

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Danya Stockholders' Equity	Noncontrolling Interest	Total Equity
	Shares	Amount					
Balance, January 1, 2014	709,250	$ 7,093	$ 472,481	$ 7,960,846	$ 8,440,420	$ 1,897	$ 8,442,317
Stock options exercised	100	1	2,887	-	2,888	-	2,888
Share based compensation	-	-	2,095	-	2,095	-	2,095
Distributions to stockholders	-	-	-	(6,050,000)	(6,050,000)	-	(6,050,000)
Net income	-	-	-	3,749,580	3,749,580	308	3,749,888
Balance, December 31, 2014	709,350	7,094	477,463	5,660,426	6,144,983	2,205	6,147,188
Share based compensation	-	-	1,733	-	1,733	-	1,733
Distributions to stockholders	-	-	-	(5,849,999)	(5,849,999)	-	(5,849,999)
Net income	-	-	-	4,953,245	4,953,245	1,113	4,954,358
Balance, December 31, 2015	709,350	$ 7,094	$ 479,196	$ 4,763,672	$ 5,249,962	$ 3,318	$ 5,253,280

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Years Ended December 31,	2015	2014
Cash flows from operating activities		
Net income	$ 4,954,358	$ 3,749,888
Adjustments to reconcile net income to net cash provided by operating activities		
Depreciation and amortization	300,876	422,982
Share based compensation	1,733	2,095
Loss on sale of property and equipment	73,947	-
(Increase) decrease in		
Accounts receivable - contracts	(1,122,872)	2,855,876
Prepaid expenses and other current assets	227,184	12,487
Other assets	6,029	64,253
Increase (decrease) in		
Accounts payable and accrued expenses	531,229	(403,016)
Accrued salaries and related liabilities	17,113	(671,298)
Deferred rent	(195,386)	(151,326)
Net cash provided by operating activities	4,794,211	5,881,941
Cash flows from investing activities		
Collections from (advances to) stockholders	124,983	(140,145)
Purchases of property and equipment	(12,834)	(627,510)
Net cash provided (used) by investing activities	112,149	(767,655)
Cash flows from financing activities		
Proceeds from note payable - line of credit	2,355,436	3,147,440
Payments of note payable - line of credit	(1,485,440)	(2,315,692)
Proceeds from the issuance of common stock	-	2,888
Distributions	(5,849,999)	(6,050,000)
Net cash used by financing activities	(4,980,003)	(5,215,364)

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Years Ended December 31,		2015		2014
Net change in cash and cash equivalents		**(73,643)**		(101,078)
Cash and cash equivalents at beginning of year		**395,762**		496,840
Cash and cash equivalents at end of year	$	**322,119**	$	395,762
Supplemental information:				
Interest paid	$	**154**	$	2,323

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

1. Organization and significant accounting policies

Organization: Danya International, Inc. was incorporated under the laws of the State of Maryland on May 17, 1996, to provide management consulting to government agencies and commercial organizations. Danya International, Inc. has elected to be treated as an S Corporation under the Internal Revenue Code.

Danya International Kenya Limited was incorporated in Kenya on June 12, 2008, to provide consulting services, training and monitoring production of health and education materials and services in public health, communication, research and evaluation, information technology, education and training, program management and health product development. Danya International, Inc. owns 99% of Danya International Kenya Limited.

Danya International Technology Enabled Solutions was incorporated on January 14, 2014, in Ethiopia to provide service in the sectors of information and communications technology, management consulting, pharmaceuticals, and energy. Danya International, Inc. owns 99% of Danya International Technology Enabled Solutions. There was no activity in the subsidiary during 2015 and 2014.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Danya International, Inc. and its 99% owned subsidiaries, Danya International Kenya Limited and Danya International Technology Enabled Solutions (collectively, the Corporation). All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition: Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fixed fee. Revenue from fixed-price type contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, provision is made currently for the loss anticipated on the contract. Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts.

Revenue from federal grants was recognized as costs were incurred in accordance with the terms of the grant.

Cash and cash equivalents: For purposes of financial statement presentation, the Corporation considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. The Corporation maintains cash balances which may exceed federally insured limits. At December 31, 2015 and 2014, cash and cash equivalents denominated in Kenyan shillings (the equivalent of $218,789 and $292,432 U.S. dollars, respectively) are held in financial institutions in Kenya. At December 31, 2015 and 2014, cash and cash equivalents denominated in Ethiopian birr (the equivalent of $102,830 U.S. dollars) is held in a financial institution in Ethiopia. Translation exposure exists, which results from possible changes in translation rates between foreign currencies and the U.S. dollar. Management does not believe that this results in any significant credit risk.

Accounts receivable: The Corporation provides for an allowance for doubtful accounts based on management's best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts, if needed. All accounts, or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts. At December 31, 2015 and 2014, management deemed all accounts receivable to be collectible.

Other assets: Included in other assets are investments in non-marketable common stock where ownership by the Corporation is 20% or less and where the Corporation does not exercise significant influence. The Corporation holds approximately 1.5% in a company with an aggregate carrying value of $150,000 as of December 31, 2015 and 2014. The Company accounts for these investments under the cost method of accounting. Management has determined that there are no indicators of impairment as of December 31, 2015 and 2014.

Property and equipment: Property and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years. Leasehold improvements are amortized over the life of the assets or the remaining period of the lease, whichever is shorter.

Deferred rent: The Corporation recognizes the minimum non-contingent rents required under operating leases as rent expense on a straight-line basis over the life of the lease, with differences between amounts recognized as expense and the amounts actually paid recorded as deferred rent on the accompanying consolidated balance sheets.

Foreign currency: Exchange adjustments resulting from transactions in foreign currency are generally recognized in operations. The cumulative translation adjustments are not material to the financial statements and therefore are not disclosed. The Corporation has an office and conducts business in Kenya.

Income taxes: The Corporation has elected to be treated as an S Corporation for federal income tax purposes whereby the tax attributes of the Corporation are passed through to and reported on the stockholders' tax returns. Accordingly, there is no provision for federal or state income taxes included in the accompanying consolidated financial statements.

The Corporation evaluates uncertainty in income tax positions taken or expected to be taken on a tax return based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement and is recognized in the Corporation's financial statements. To the extent that the Corporation's estimates change or the final tax outcome of these matters is different than the amounts that have been recorded, such differences will impact the income tax provision when such determinations are made. If applicable, the Corporation records interest and penalties as a component of income tax expense. As of December 31, 2015 and 2014 there were no accruals for uncertain tax positions. Tax years from January 1, 2012 through the current year remain open for examination by federal and state tax authorities.

Stock based compensation: The Corporation measures compensation expense for its stock based compensation plan based on the grant date fair value of the equity instruments, which is recognized as compensation expense ratably over the service period. There were no stock options granted in 2015 or 2014. Compensation expense for stock options is determined using the Black-Scholes model. Included in the model are the following assumptions. Expected term represents the midpoint between the vesting period and contractual term. Volatility was determined by reference to the historical volatility of public companies conducting business in the federal market place, as the Corporation's own shares lack sufficient trading history to determine volatility. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.

Use of accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent events: Management has evaluated subsequent events for disclosure in these consolidated financial statements through February 24, 2016, which is the date the consolidated financial statements were available to be issued.

2. Accounts receivable

Accounts receivable at December 31, 2015 and 2014, consist of amounts due under contracts in progress with Federal government agencies, primarily the Department of Health and Human Services. The components of accounts receivable are:

	2015	2014
Billed receivables	$ 9,528,870	$ 8,441,458
Unbilled receivables	110,069	91,864
Other accounts receivable	84,394	67,139
Total	$ 9,723,333	$ 8,600,461

Of the total receivables as of December 31, 2015 and 2014, approximately 78% and 63%, are due from one customer, respectively, under contracts that generated approximately 80% and 70% of total contract revenues for the years ended December 31, 2015 and 2014, respectively.

3. Stockholders' advances

The Corporation has made advances to stockholders for both nonresident tax payments and short-term advances that are non-interest bearing and are due on demand.

4. Property and equipment

Property and equipment consist of the following at December 31:

	2015	2014
Furniture, fixtures and equipment	$ 2,582,868	$ 2,760,637
Software	1,651,553	1,641,143
Leasehold improvements	609,766	609,766
Total	4,844,187	5,011,546
Less: Accumulated depreciation and amortization	(4,349,565)	(4,154,935)
Net	$ 494,622	$ 856,611

Depreciation and amortization expense for the years ended December 31, 2015 and 2014 was $300,876 and $422,982, respectively.

5. Note payable - line of credit

The Corporation has a revolving line of credit agreement with a bank which expires on September 30, 2016. Under the terms of the agreement, the Corporation can borrow up to $6,000,000, limited to 90% of eligible billed government receivables plus 80% of eligible commercial receivables and any outstanding letters of credit, with interest at the LIBOR rate plus 2%. The interest rate was 2.24% and 2.16%, at December 31, 2015 and 2014, respectively. The line is secured by all business assets. The line of credit contains various financial covenants, which include minimum net income and net worth requirements, and is subject to periodic review by the bank. The Corporation was in compliance with the financial covenants as of December 31, 2015 and 2014. The December 31, 2015 and 2014 line of credit balances of $1,759,436 and $889,440, respectively, include outstanding checks in excess of the bank balance of $780,441 and $366,438, respectively.

Letters of credit up to $750,000, can be issued under the line of credit agreement and will reduce the amount available for borrowing. There are no letters of credit outstanding at December 31, 2015 and 2014.

6. Retirement plan

The Corporation sponsors a qualified 401(k) Plan under the Internal Revenue Code to provide retirement benefits for all eligible employees. Participating employees may elect to contribute up to 92% of their gross annual earnings (not to exceed IRS limits) to the Plan. The employer may make discretionary matching contributions to the plan. The total employer contribution to the Plan for the years ended December 31, 2015 and 2014 was $125,524 and $221,350, respectively, which was based on up to 50 percent of the first four and six pecent, respectively, of compensation that a participant contributed to the Plan. Participants vest 100% in their voluntary contributions and vest ratably over five years in the employer contributions.

7. Operating leases

The Corporation is obligated, as lessee, under non-cancelable operating leases for office space in Georgia and Kenya and under a month-to-month lease for office space in Maryland.

The following is a schedule by years of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2015:

Year Ending December 31	Total
2016	$ 80,975

Total rent expense for the years ended December 31, 2015 and 2014 was $1,329,222 and $1,520,043, respectively.

8. Contract status The Corporation has authorized but uncompleted contracts in progress at December 31, 2015, approximately as follows:

Total contract price of initial contract awards including modifications, exercised options, and approved change orders	**$ 49,068,000**
Completed to date	**(26,618,000)**
Authorized backlog	**$ 22,450,000**

9. Stock option plan During 2009, the Corporation adopted the 2009 Key Employee's Incentive Share Option plan (the 2009 plan) to obtain and retain the services of key employees and to provide incentives through the acquisition of common shares of the Corporation through share options. The plan provides for grants which vest over five years and have a contractual term of five to ten years. The plan permits the granting of options to acquire 50,000 shares, and 34,300 options remain available to be granted.

A summary of the status of the Corporation's stock option plan is presented below for the years ended December 31:

	2015			2014		
	Shares		Weighted-Average Exercise Price	Shares		Weighted-Average Exercise Price
Options outstanding - beginning of year	2,900	$	28.88	9,200	$	28.03
Forfeited/canceled	(1,000)		28.88	(6,200)		23.29
Exercised	-		-	(100)		28.88
Options outstanding - end of year	1,900	$	28.88	2,900	$	28.88
Options exercisable - end of year	1,500	$	28.88	1,100	$	28.88

No options were granted during the years ended December 31, 2015 and 2014.

The following table summarizes information about stock options outstanding at December 31, 2015:

Options Outstanding			Options Exercisable	
Exercise Prices ($)	Number Outstanding	Weighted-Average Remaining Contractual Life	Number Exercisable	Weighted-Average Remaining Contractual Life
28.88	1,900	6.67	1,500	6.65

A summary of the status of the Corporation's nonvested options at December 31, 2015 and changes during 2015 is presented below:

Nonvested Options	Number of Options	Weighted-Average Grant Date Fair Value
Nonvested at December 31, 2014	1,800	$ 28.88
Vested	(800)	28.88
Forfeited	(600)	28.88
Nonvested at December 31, 2015	400	$ 28.88

At December 31, 2015, there was $1,733 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of three years. Total compensation cost recognized in operations for 2015 and 2014 was $1,733 and $2,095, respectively.